                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant   /X/
Filed by a party other than the registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ /  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material under Rule 14a-12


                         SENIOR HOUSING PROPERTIES TRUST
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


     -------------------------------------------
(2) Aggregate number of securities to which transaction applies:


     -------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------
(4) Proposed maximum aggregate value of transaction:


     -------------------------------------------
(5) Total fee paid:


     -------------------------------------------
/ /  Fee paid previously with preliminary materials:


     -------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:


     ---------------------------------
(2)  Form, Schedule or Registration Statement No.:


     ---------------------------------
(3)  Filing Party:


     ---------------------------------
(4)  Date Filed:


     ---------------------------------

                        SENIOR HOUSING PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000

To the Shareholders of Senior Housing Properties Trust

    Notice is hereby given that the Annual Meeting of Shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:30 a.m. on Thursday, May 11, 2000, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

    1.  To elect two Trustees in Group I of the Company's Board of Trustees.

    2. To consider and act upon such other matters as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on March 23, 2000 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,
                                          DAVID J. HEGARTY, Secretary

March 31, 2000

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                        SENIOR HOUSING PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 11, 2000

                            ------------------------

                                  INTRODUCTION

    A Notice of the Annual Meeting of Shareholders (the "Meeting") of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone. This proxy statement is being first sent to shareholders on or about March 31, 2000, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1999 (including audited financial statements of the Company).

    Only shareholders of record as of the close of business on March 23, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding shares of beneficial interest of the Company on the Record Date entitled to vote consisted of 26,001,500 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

    All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of each of the Board's two nominees, as set forth below. To be elected, each of the Board's nominees set forth below must receive the affirmative vote of a majority of the votes cast at the Meeting. Abstentions are considered present for purposes of determining a quorum, but will have no effect on the outcome of the vote. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of any nominee for Trustee. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

ITEM 1. ELECTION OF TRUSTEES IN GROUP I OF THE BOARD OF TRUSTEES.

    The number of Trustees of the Company is currently fixed at five, and the Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

    The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust"), the Amended and Restated Bylaws of the Company (the "Bylaws") and the laws of the State of Maryland, the state in which the Company was organized on December 16, 1998. Until October 11, 1999, the Company was a wholly-owned subsidiary of HRPT Properties Trust, a Maryland real estate investment trust ("HRP"), which is listed on the New York Stock Exchange. On October 12, 1999, HRP distributed to its shareholders of record on October 8, 1999, approximately 50.7% of the outstanding shares of the Company (the "Spin-Off").

    Three of the Trustees, Bruce M. Gans, M.D., John L. Harrington and Arthur G. Koumantzelis are the Company's "Independent Trustees" within the meaning of its Declaration of Trust; that is, Trustees who are not involved in the Company's day-to-day activities or employed by REIT Management & Research, Inc., the Company's investment advisor ("RMR"). Mr. Harrington was elected to the Board of Trustees on October 21, 1999 to fill a vacancy that existed at the time of the Spin-Off.

    The Independent Trustees comprise the Audit Committee of the Board of Trustees. The Audit Committee meets with the Company's independent auditors to discuss the procedures for conducting, and the results of, audits of the Company's financial records, and recommends to the Board of Trustees the hiring or retention of independent auditors. The Company has a Compensation Committee which consists of all five members of the Board of Trustees. The Compensation Committee makes recommendations for the grant of Common Shares pursuant to the Company's 1999 Incentive Share Award Plan (the "Incentive Plan"). The Company does not have a Nominating Committee.

    The Board of Trustees held two meetings and the Audit Committee held one meeting between the Company's Spin-Off on October 12, 1999 and December 31, 1999. Each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member. The Compensation Committee held no meetings in 1999.

    Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus $500 for each meeting of the Board or Board Committee attended by such Trustee. The Chair of the Audit Committee receives an additional $2,000 annually; such position rotates annually among the Independent Trustees. Each Independent Trustee also receives an annual grant of 500 Common Shares under the Incentive Plan. The Company reimburses all Trustees for travel expenses incurred in connection with their duties as Trustees of the Company.

    The present Trustees in Group I are Bruce M. Gans, M.D. and Barry M. Portnoy. The term of the Group I Trustees elected at the Meeting will expire at the Company's 2003 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the votes cast at the Meeting. The Board of Trustees has proposed Dr. Gans and Mr. Portnoy as nominees for re-election as Group I Trustees. The persons named in the enclosed proxy intend to vote such proxy for the election of each of the Board's two nominees, except to the extent that a shareholder has indicated on its proxy card that its vote should be withheld from either or both such nominees. HRP, which owns 12,809,237 Common Shares, Gerard M. Martin, who owns 61,204 Common Shares, and Mr. Portnoy, who owns 61,204 Common Shares (totaling approximately 49.7% of the Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of the election of Dr. Gans and Mr. Portnoy as the Group I Trustees.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF DR. GANS AND MR. PORTNOY AS GROUP I TRUSTEES.

    The following are the principal occupations for the last five years and the ages as of the Record Date of the two nominees for re-election as Group I
Trustees:

                      NOMINEES FOR TERMS EXPIRING IN 2003

BRUCE M. GANS, M.D. AGE: 53

    Dr. Gans has been Senior Vice President for Continuing Care and Chairman of Physical Medicine and Rehabilitation at North Shore Long Island Jewish Health System and Professor of Physical Medicine and Rehabilitation at the Albert Einstein College of Medicine since April 1999. From 1989 through March 1999,
Dr. Gans was a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Wayne State University and a Senior Vice President of the Detroit Medical Center. Dr. Gans was a Trustee of HRP from 1995 through
October 11, 1999. Dr. Gans has served on the Board as a Group I Trustee since the Spin-Off, on October 12, 1999.

BARRY M. PORTNOY AGE: 54

    Mr. Portnoy is a Managing Trustee of the Company. He is also Chairman of RMR and a Director and 50% stockholder of each of RMR, Advisors Nursing Home Group I, Inc. ("Advisors I") and Advisors Healthcare Group, Inc. ("Advisors Healthcare"), a Director and 33% stockholder of each of Advisors Nursing Home Group II, Inc. ("Advisors II") and Advisors Nursing Home Group III, Inc. ("Advisors III" and with Advisors I, Advisors II and Advisors Healthcare, the "Advisors Healthcare Entities"), and a Managing Trustee of HRP and Hospitality Properties Trust ("HPT"), a New York Stock Exchange listed real estate investment trust. Mr. Portnoy served as a Director of Horizon Healthcare Corporation ("HHC") until his resignation in July 1996. Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, counsel to the Company, from 1978 through March 31, 1997, and was Chairman of that firm from 1994 to his retirement in 1997.

    In addition to Dr. Gans and Mr. Portnoy, the following persons currently serve on the Board of Trustees or as executive officers of the Company. Their principal occupations for the last five years and their ages as of the Record Date are as follows:

                              CONTINUING TRUSTEES

JOHN L. HARRINGTON AGE: 63

    Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington was a Trustee of HRP from 1991 through August 1995 and has been a Trustee of HPT since its initial public offering in 1995. Mr. Harrington was elected to the Board of Trustees of the Company on October 21, 1999 to fill a vacancy. Mr. Harrington is a Group II Trustee; his term will expire at the Company's 2001 Annual Meeting of Shareholders.

ARTHUR G. KOUMANTZELIS AGE: 69

    Mr. Koumantzelis has been President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. He is also a Trustee of Milo Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc. From 1990 until
February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland

Farms, Inc., a private company engaged in the convenience store business and the distribution and retail sale of gasoline. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995. Mr. Koumantzelis has been a Trustee of the Company since October 12, 1999 and a Trustee of HPT since its organization in 1995. Mr. Koumantzelis is the Group III Trustee; his term will expire at the Company's 2002 Annual Meeting of Shareholders.

GERARD M. MARTIN AGE: 65

    Mr. Martin is a Managing Trustee of the Company. He is also a Director and 50% stockholder of each of RMR, Advisors I and Advisors Healthcare, a Director and a 33% stockholder of Advisors II and Advisors III, and a Managing Trustee of HRP and HPT. Mr. Martin is a private investor in real estate and has been active in the health care and real estate industries for more than 25 years as a manager, developer and builder. He served as a Director of HHC until his resignation in July 1996. Mr. Martin is a Group II Trustee; his term will expire at the Company's 2001 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

DAVID J. HEGARTY AGE: 43

    Mr. Hegarty has been the President, Chief Operating Officer and Secretary of the Company since its organization in 1998. He is also, and has been since January 1998, a Director and the President and Secretary of RMR. Mr. Hegarty was the President and Chief Operating Officer of HRP from April 1994, and the Secretary from 1987 through October 11, 1999. Mr. Hegarty has served HRP, RMR and their affiliates in various capacities since 1987, prior to which he was an audit manager with Ernst & Young LLP. Mr. Hegarty is a certified public accountant.

AJAY SAINI AGE: 40

    Mr. Saini has been the Treasurer and Chief Financial Officer of the Company since its organization in 1998. He is also, and has been since January 1998, a Vice President of RMR. Mr. Saini was the Treasurer of HRP from April 1995, and Chief Financial Officer from August 1995 through October 11, 1999. Mr. Saini has served HRP, RMR and their affiliates in various capacities since 1990, prior to which he was employed by Ernst & Young LLP. Mr. Saini is a certified public accountant.

    There are no family relationships among any Trustees and executive officers of the Company. Executive officers serve at the discretion of the Board of Trustees.

                               OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    The Company does not have any employees; services which otherwise would be provided by employees are performed by RMR. Payments by the Company to RMR for services during 1999 are described in "Certain Relationships and Related Transactions."

    Although the Company has not paid, and has no current plans to pay, compensation to its executive officers, they may be entitled to incentive share awards under the Incentive Plan. No incentive share awards were made to the executive officers in 1999 under the Incentive Plan. RMR conducts the day-to-day operations of the Company and compensates Messrs. Martin, Portnoy, Hegarty and Saini in connection with their services to RMR and to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has a standing Compensation Committee comprised of the entire Board of Trustees. The Committee makes recommendations for grants of Common Shares under the Incentive Plan and such recommendations are acted upon by the full Board of Trustees. Certain relationships between the Company and certain Trustees are described under "Certain Relationships and Related Transactions."

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

    The graph below shows, for the years indicated, the Company's cumulative total shareholder return on its Common Shares as compared with (a) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System (NAREIT) and
(b) the Standard & Poor's 500 Index. The graph assumes an initial investment of $100 on October 12, 1999 and reinvestment of all cash distributions on the distribution record date.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        10/12/99  12/31/99
SNH       100.00     77.27
NAREIT    100.00     98.96
S&P       100.00    111.80

EXECUTIVE COMPENSATION REPORT

    Senior Housing Properties Trust (the "Company") developed and adopted its 1999 Incentive Share Award Plan (the "Incentive Plan") in September 1999 in recognition of the following circumstances. First, the Company's Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of RMR and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish a vehicle which would, among other things,
(a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between the Company and RMR. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on behalf of the Company, speaking at Company conferences and road shows and making additional presentations, interfacing with analysts and preparing and distributing shareholder reports, materials, statements and other information. The Trustees may impose vesting and other conditions on the granted Common Shares. In 1999, no incentive share awards were made to the Company's officers, as the Spin-Off occurred on October 12, 1999.

                                          BOARD OF TRUSTEES
                                          Bruce M. Gans, M.D.
                                          John L. Harrington
                                          Arthur G. Koumantzelis
                                          Gerard M. Martin
                                          Barry M. Portnoy

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Common Shares by each person known to the Company to be the beneficial owner of more than 5% of the Common Shares, each Trustee and executive officer, and all Trustees and executive officers of the Company as a group, as of the Record Date.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                                                                NUMBER
NAME AND ADDRESS(1)                                           OF SHARES    PERCENT
-------------------                                           ----------   --------
HRPT Properties Trust.......................................  12,809,237     49.3%
REIT Management & Research, Inc.(2).........................  12,809,237     49.3%
Bruce M. Gans, M.D.(3)......................................         700        *
John L. Harrington(3).......................................         500        *
Arthur G. Koumantzelis(3)...................................         828        *
Gerard M. Martin(4).........................................  12,870,441     49.5%
Barry M. Portnoy(4).........................................  12,870,441     49.5%
David J. Hegarty(5).........................................       2,670        *
Ajay Saini(6)...............................................       1,352        *
All Trustees and executive officers as a group (seven
  persons)(2)(4)............................................  12,937,695     49.8%

------------------------

*   Less than 1% of the Company's outstanding Common Shares.

(1) The address of HRPT Properties Trust is 400 Centre Street, Newton, Massachusetts 02458 and the address of each of the Trustees and officers of the Company is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(2) As HRP's advisor, RMR may under applicable regulatory definitions be deemed to own beneficially HRP's 12,809,237 Common Shares. RMR, however, expressly disclaims any beneficial ownership of HRP's 12,809,237 Common Shares. In addition, RMR, for the benefit of the Company, holds 100,000 Common Shares under a pledge agreement to secure obligations of Mariner Post-Acute Network, Inc. and certain of its affiliates to the Company.

(3) Each of the Independent Trustees receives annual grant of 500 Common Shares as part of his annual compensation.

(4) Mr. Martin and Mr. Portnoy each own 61,204 Common Shares directly. HRP, of which Messrs. Martin and Portnoy are Managing Trustees, owns 12,809,237 Common Shares. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of the Common Shares owned by HRP. Messrs. Martin and Portnoy disclaim beneficial ownership of HRP's Common Shares.

(5) Includes 230 Common Shares owned jointly by Mr. Hegarty and his wife.

(6) Includes 50 Common Shares in Mr. Saini's IRA account and 2 Common Shares held by Mr. Saini as custodian for his minor daughter. Mr. Saini disclaims beneficial ownership of the Common Shares held on behalf of his daughter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is party to an advisory agreement with RMR (the "Advisory Agreement"), under which RMR provides investment and administrative services to the Company. RMR is owned by Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.50% of the Annual Average Transferred Assets (as defined in the Advisory Agreement), plus 0.70% of the Company's Average Invested Capital (which, as defined in the Advisory Agreement, excludes Annual Average Transferred Assets) up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee, calculated on the basis of 15% of the annual increase in funds from operations per Common Share times the weighted average number of Common Shares outstanding on a diluted basis in each year, but no more than $.02 times the weighted average number of Common Shares. All incentive fees which may be earned by RMR will be paid in Common Shares. The base advisory fee paid to RMR from October 12, 1999, the date of the Spin-Off, through December 31, 1999 was $844,000, of which approximately $42,000 was attributable to investments in Advisors Healthcare described below. No incentive fee award was payable for fiscal year 1999.

    Messrs. Martin and Portnoy are principal shareholders of Advisors Healthcare, which is a lessee of the Company. The lease transaction with Advisors Healthcare is based on market terms and is generally similar to the Company's lease agreements with unaffiliated companies. Rent payable under the lease to the Company by Advisors Healthcare was $992,000 from October 12, 1999, the date of the Spin-Off, through December 31, 1999. The manager of the leased properties (an affiliate of Integrated Health Services, Inc.) is economically liable for payment of the rent.

    Messrs. Martin and Portnoy each have material interests in the transactions between the Company and both of Advisors Healthcare and RMR. To the extent that the terms of the Company's investments in properties leased by Advisors Healthcare have been negotiated among related parties, they have not been determined on an arm's length basis. Investment terms, however, have been based upon independent appraisals of the properties, where available, but the Company and its predecessor-in-interest, HRP, have historically placed a greater emphasis on what it believes to be more determinative factors such as cash flow available for rent and debt service. All existing business relationships between the Company, on the one hand, and RMR, Advisors Healthcare and/or their affiliates, on the other hand, have been approved by a majority vote of the Independent Trustees or of the independent trustees of the Company's predecessor-in-interest, HRP, and, unless and until any such company no longer has relationships with the Company or its affiliates which are the same or similar to those described above, all such future relationships will be submitted for approval by, majority vote of the Independent Trustees.

    Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, counsel to the Company and to HRP, HPT, RMR and the Advisors Healthcare Entities and affiliates of each of the foregoing, and in 1999, Mr. Portnoy received payments from that firm in respect of his retirement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all forms they file pursuant to
Section 16(a). Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were met, except that the initial statements of beneficial ownership on Form 3 filed by Messrs. Portnoy, Martin, Hegarty and Saini, which reported ownership of no shares of the Company, were not timely filed in connection with the Spin-Off.

                                    AUDITORS

    The Company is not required to submit the selection of its auditor to a vote of shareholders. The Company's independent auditor is Ernst & Young LLP.

    A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 2001 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices not later than December 1, 2000.

    In order to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, notice of a shareholder proposal intended for presentation at the Company's 2001 Annual Meeting of Shareholders made outside Rule 14a-8 under the Exchange Act must be received by the Company no later than February 12, 2001, and no earlier than January 11, 2001, and must be made in accordance with the provisions, requirements and procedures set forth in the Company's Bylaws.

                                 OTHER MATTERS

    As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion as to such matters.

                                          By Order of the Board of Trustees,
                                          DAVID J. HEGARTY, Secretary

Newton, Massachusetts
March 31, 2000

                         SENIOR HOUSING PROPERTIES TRUST

                 400 CENTRE STREET, NEWTON, MASSACHUSETTS 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints DAVID J. HEGARTY, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Thursday, May 11, 2000 at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?


-----------------------------------

-----------------------------------

-----------------------------------

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

-----------------------------------------------------------
              SENIOR HOUSING PROPERTIES TRUST                    1.  Election of Trustees in Group I:  FOR ALL      WITH-    FOR ALL
-----------------------------------------------------------                                            NOMINEES     HOLD      EXCEPT

                                                                         BRUCE M. GANS, M.D.              / /        / /       / /
                                                                         BARRY M. PORTNOY

                                                                     If you do not wish your shares voted "For" a particular
                                                                     nominee, mark the "For All Except" box and strike a line
                                                                     through the name of the nominee. Your shares will be voted for the remaining nominee.

CONTROL NUMBER:
RECORD DATE SHARES:

                                                                 2.  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the
                                                                     meeting.



                                             -----------------
Please be sure to sign and date this Proxy.  Date
---------------------------------------------------------------      Mark box at right if an address change has                / /
                                                                     been noted on the reverse side of this card.

---------------------------------------------------------------
   Shareholder sign here                   Co-owner sign here


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